CIRCLE ENERGY, INC.

2023 LONG-TERM INCENTIVE PLAN

The 2023 Long-Term Incentive Plan (the “Plan”) of Circle Energy, Inc. a Nevada Corporation (the “Corporation”), is hereby adopted by its Board of Directors as of July 11, 2023 (the “Effective Date”).

SECTION 1.  SCOPE AND PURPOSE OF THE PLAN

The Plan allows for the granting of:

(a) Incentive Options to certain Employees (Section 6);

(b) Non-statutory Options to certain Employees, Non-employee Directors and other persons (Section 6); and

(c) Restricted Stock Awards to certain Employees, Non-employee Directors and other persons (Section 7).

The purpose of the Plan is to provide an incentive for Employees, directors and certain consultants and advisors of the Corporation or its Subsidiaries to remain in the service of the Corporation or its Subsidiaries, to extend to them the opportunity to acquire a proprietary interest in the Corporation so that they will apply their best efforts for the benefit of the Corporation, and to aid the Corporation in attracting able persons to enter the service of the Corporation and its Subsidiaries.

SECTION 2.DEFINITIONS

As used in this Plan, the following terms have the meanings set forth below:

2.1“Administrator” means the Board, or if the Board delegates for any matter to the Committee, the Administrator shall mean the Committee

2.2“Award” means the grant of any form of Option or Restricted Stock Award under the Plan, whether granted singly, in combination, or in tandem, to a Holder pursuant to the terms, conditions, and limitations that the Committee may establish in order to fulfill the objectives of the Plan.

2.3“Award Agreement” means the written document or agreement delivered to Holder evidencing the terms, conditions and limitations of an Award that the Corporation granted to that Holder.

2.4“Board of Directors” means the board of directors of the Corporation.

2.5“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Nevada are authorized or obligated by law or executive order to close.

2.6“Cause,” with respect to any Holder shall mean:  (a) Holder’s conviction of, or plea of guilty or nolo contendere to, a crime involving dishonesty, fraud, or unethical business conduct, or any felony of any nature whatsoever, (b) Holder’s willful misconduct, (c) Holder’s breach of fiduciary duty which involves personal profit, (d) Holder’s willful disobedience of Corporate policy, (e) Holder’s willful disobedience of a material directive from a supervising officer and/or the Board of Directors, or (f) Holder’s abuse of illegal drugs or other controlled substances, or habitual intoxication.  No act or failure to act, by the Holder shall be considered “willful” unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Corporation or its clients. Notwithstanding the foregoing, in the case of any Holder who, subsequent to the effective date of this Plan, enters into an employment agreement with the Corporation or any Subsidiary that contains the definition of “cause” (or any similar definition), then during the term of such employment agreement the definition contained in such Employment Agreement shall be the applicable definition of “cause” under the Plan as to such Holder if such Employment Agreement expressly so provides.

2.7“Change in Control” means the occurrence of any of the following events other than any of the following events which involve the Corporation, or any affiliate or associate thereof (as those terms are defined in Rule 12b-2 under the Exchange Act for purposes of this definition only), such events specifically not constituting a Change of Control:

(i)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then outstanding shares of Common Stock of the Corporation (the “Outstanding Corporation Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:  (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

(ii)Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors; or

(iii)Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation, or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of  the action of the Board, providing for such Business Combination; or

(iv)Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

2.8“Code” means the Internal Revenue Code of 1986, as amended.

2.9“Committee” means the Board of Directors of the Corporation or a committee appointed pursuant to Section 4 by the Board of Directors to administer this Plan.

2.10“Common Stock” means the Corporation’s authorized common stock, par value $0.001 per share, as described in the Corporation’s Articles of Incorporation.

2.11“Corporation” means Circle Energy, Inc., a Nevada corporation.

2.12“Date of Grant” has the meaning given it in Section 5.3.

2.13“Disability” has the meaning given it in Section 9.5.

2.14“Effective Date” means the date upon which this Plan shall be approved by the Board of Directors of the Corporation.

2.15“Eligible Individuals” means (a) Employees, (b) Non-employee Directors and (c) any other Person that the Committee designates as eligible for an Award (other than for Incentive Options) because the Person performs bona fide consulting or advisory services for the Corporation or any of its Subsidiaries (other than services in connection with the offer or sale of securities in a capital raising transaction).

2.16“Employee” means any employee of the Corporation or of any of its Subsidiaries, including officers and directors of the Corporation who are also employees of the Corporation or of any of its Subsidiaries.

2.17“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18“Exercise Notice” has the meaning given it in Section 6.5.

2.19“Exercise Price” has the meaning given it in Section 6.4.

2.20“Fair Market Value” means, for a particular day, the value determined in good faith by the Committee, which determination shall be conclusive for all purposes of this Plan.

For purposes of valuing Incentive Options, the Fair Market Value of Stock:  (i) shall be determined without regard to any restriction other than one that, by its terms, will never lapse; and (ii) will be determined as of the time the option with respect to such Stock is granted.

2.21“Holder” means an Eligible Individual to whom an Award has been granted.

2.22“Incentive Option” means an incentive stock option as defined under Section 422 of the Code and regulations thereunder.

2.23“Incumbent Board” means the individuals who, as of the Effective Date, constitute the Board of Directors and any other individual who becomes a director of the Corporation after that date and whose election was approved by stockholders holding a majority of the Voting Securities or (in the case of a vacancy in the board) by appointment by the Board of Directors, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

2.24[reserved]

2.25“Non-employee Director” means a director of the Corporation who while a director is not an Employee.

2.26“Non-statutory Option” means a stock option that does not satisfy the requirements of Section 422 of the Code or that is designated at the Date of Grant or in the applicable Option Agreement to be an option other than an Incentive Option.

2.27“Non-Surviving Event” means an event of Restructure as described in either subparagraph (b) or (c) of Section 2.32.

2.28“Option Agreement” means an Award Agreement for an Incentive Option or a Non-statutory Option.

2.29“Option” means either an Incentive Option or a Non-statutory Option, or both.

2.30“Person” means any person or entity of any nature whatsoever, specifically including (but not limited to) an individual, a firm, a company, a corporation, a limited liability company, a partnership, a trust or other entity. A Person, together with that Person’s affiliates and associates (as those terms are defined in Rule 12b-2 under the Exchange Act for purposes of this definition only), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Corporation with that Person, shall be deemed a single “Person.”

2.31“Plan” means the Circle Energy, Inc. Long-Term Incentive Plan, as it may be amended from time to time.

2.32“Restricted Stock Award” means the grant or purchase, on the terms and conditions that the Committee determines or on the terms and conditions of Section 6, of Stock that is nontransferable or subject to substantial risk of forfeiture until specific conditions are met.

2.33“Restructure” means the occurrence of any one or more of the following:

(a)The merger or consolidation of the Corporation with any Person, whether effected as a single transaction or a series of related transactions, with the Corporation remaining the continuing or surviving entity of that merger or consolidation and the Stock remaining outstanding and not changed into or exchanged for stock or other securities of any other Person or of the Corporation, cash or other property;

(b)The merger or consolidation of the Corporation with any Person, whether effected as a single transaction or a series of related transactions, with (i) the Corporation not being the continuing or surviving entity of that merger or consolidation or (ii) the Corporation remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding shares of Stock are changed into or exchanged for stock or other securities of any other Person or the Corporation, cash, or other property; or

(c)The transfer, directly or indirectly, of all or substantially all of the assets of the Corporation (whether by sale, merger, consolidation, liquidation or otherwise) to any Person whether effected as a single transaction or a series of related transactions.

2.34“Retirement” means the separation of the Holder from employment with the Corporation and its Subsidiaries on account of retirement.

2.35“Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act, or any successor rule, as it may be amended from time to time.

2.36“Section 409A” means Section 409A of the Code and the rules and regulations adopted from time to time thereunder, or any successor law or rule as it may be amended from time to time.

2.37“Securities Act” means the Securities Act of 1933, as amended.

2.38“Stock” means Common Stock, or any other securities that are substituted for Stock as provided in Section 8.

2.39“Subsidiary” means, with respect to any Person, any corporation, limited partnership, limited liability company or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

2.40[reserved]

2.41“Voting Securities” means any securities that are entitled to vote generally in the election of directors or in the selection of any other similar governing body.

SECTION 3.SHARES OF STOCK SUBJECT TO THE PLAN

3.1Maximum Number of Shares.  Subject to the provisions of Section 7 of this Plan, the maximum aggregate number of shares of Stock in respect of which Awards may be granted for all purposes under the Plan shall be 250,000; and provided, further, that if any shares of Stock subject to an Award are forfeited or if any Award based on shares of Stock is otherwise terminated without issuance of such shares of Stock or other consideration in lieu of such shares of Stock, the shares of Stock subject to such Award shall to the extent of such forfeiture or termination, again be available for Awards under the Plan if no participant shall have received any benefits of ownership in respect thereof.

3.2Description of Shares.  The shares to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Stock, (b) Stock held in the treasury of the Corporation, or (c) previously issued shares of Stock reacquired by the Corporation, including shares purchased on the open market, in each situation as the Board of Directors or the Committee may determine from time to time at its sole option.

SECTION 4.ADMINISTRATION OF THE PLAN

4.1Committee.  The Committee shall administer the Plan with respect to all Eligible Individuals or may delegate all or part of its duties under this Plan to a subcommittee or any executive officer of the Corporation, subject in each case to such conditions and limitations as the Board of Directors may establish.

4.2Committee’s Powers.  Subject to the express provisions of the Plan and any applicable law with which the Corporation intends the Plan to comply, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend and rescind administrative and interpretive rules and regulations relating to the Plan, including without limitation to adopt and observe such procedures concerning the counting of Awards against the Plan and individual maximums as it may deem appropriate from time to time; (b) to determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted; (c) to determine the amount of cash and the number of Options, shares of Stock or Restricted Stock Awards, or any combination thereof, that shall be the subject of each Award; (d) to determine the terms and provisions of each Award Agreement (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (iii) the effect of termination of employment on the Award, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (e) to accelerate, pursuant to Section 8, the time of exercisability of any Option that has been granted or the time of vesting or settlement of any Restricted Stock Award; (f) to construe the respective Award Agreements and the Plan; (g) to make determinations of the Fair Market Value of the Stock pursuant to the Plan; (h) to delegate its duties under the Plan to such agents as it may appoint from time to time, subject to Section 4.1; and (i) to make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate subject in all respects to the last two sentences of Section 6.10.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability.  The determinations of the Committee on the matters referred to in this Section 4.2 shall be final and conclusive.  The Committee shall not have the power to terminate or materially modify or materially amend the Plan.  Those powers are vested in the Board of Directors.

4.3Transferability of Awards.  Notwithstanding any limitation on a Holder’s right to transfer an Award, the Committee may (in its sole discretion) permit a Holder to transfer an Award, or may cause the Corporation to grant an Award that otherwise would be granted to an Eligible Individual, in any of the following circumstances:  (a) pursuant to a qualified domestic relations order, (b) to a trust established for the benefit of the Eligible Individual or one or more of the children, grandchildren or spouse of the Eligible Individual; (c) to a limited partnership or limited liability company in which all the interests are held by the Eligible Individual and that Person’s children, grandchildren or spouse; or (d) to another Person in circumstances that the Committee believes will result in the Award continuing to provide an incentive for the Eligible Individual to remain in the service of the Corporation or its Subsidiaries and apply his or her best efforts for the benefit of the Corporation or its Subsidiaries.  If the Committee determines to allow such transfers or issuances of Awards, any Holder or Eligible Individual desiring such transfers or issuances shall make application therefor in the manner and time that the Committee specifies and shall comply with such other requirements as the Committee may require to assure compliance with all applicable laws, including securities laws, and to assure fulfillment of the purposes of this Plan.  The Committee shall not authorize any such transfer or issuance if it may not be made in compliance with all applicable federal and state securities laws.  The granting of permission for such an issuance or transfer shall not obligate the Corporation to register the shares of Stock to be issued under the applicable Award.

SECTION 5.ELIGIBILITY AND PARTICIPATION

5.1Eligible Individuals.  Awards may be granted pursuant to the Plan only to persons who are Eligible Individuals at the time of the grant thereof or in connection with the severance or retirement of Eligible Individuals.

5.2Grant of Awards.  Subject to the express provisions of the Plan, the Committee shall determine which Eligible Individuals shall be granted Awards from time to time. In making grants, the Committee shall take into consideration the contribution the potential Holder has made or may make to the success of the Corporation or its Subsidiaries and such other considerations as the Board of Directors may from time to time specify. The Committee shall also determine the number of shares or cash amounts subject to each of the Awards and shall authorize and cause the Corporation to grant Awards in accordance with those determinations.

5.3Date of Grant.  The date on which an Award is granted (the “Date of Grant”) shall be the date specified by the Committee as the effective date or date of grant of an Award or, if the Committee does not so specify, shall be the date as of which the Committee adopts the resolution approving the offer of an Award to an individual, including the specification of the number (or method of determining the number) of shares of Stock and the amount (or method of determining the amount) of cash to be subject to the Award, even though certain terms of the Award Agreement may not be determined at that time and even though the Award Agreement may not be executed or delivered until a later time. In no event shall a Holder gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Award and the actual execution or delivery of the Award Agreement by the Corporation or the Holder.  An Award shall be valid and binding upon execution by the Corporation and the Holder, the Committee may invalidate an Award at any time prior to execution by both the Corporation and the Holder, and such Award shall be treated as never having been granted.

5.4Award Agreements.  Each Award granted under the Plan shall be evidenced by an Award Agreement that incorporates those terms that the Committee shall deem necessary or desirable. More than one Award may be granted under the Plan to the same Eligible Individual and be outstanding concurrently. If an Eligible Individual is granted both one or more Incentive Options and one or more Non-statutory Options, those grants shall be evidenced by separate Award Agreements, one for each of the Incentive Option grants and one for each of the Non-statutory Option grants.

5.5Limitation for Incentive Options.  Notwithstanding any provision contained herein to the contrary, (a) a person shall not be eligible to receive an Incentive Option unless he or she is an Employee of the Corporation or a corporate Subsidiary (but not a partnership or other non-corporate Subsidiary), and (b) a person shall not be eligible to receive an Incentive Option if, immediately before the time the Incentive Option is granted, that person owns (within the meaning of Sections 422 and 424 of the Code) stock possessing more than ten percent of the total combined voting power or value of all classes of stock of the Corporation or a Subsidiary. Nevertheless, this Section 5.5(b) shall not apply if, at the time the Incentive Option is granted, the Exercise Price of the Incentive Option is at least one hundred and ten percent of the Fair Market Value of the Stock underlying the Incentive Option and the Incentive Option is not, by its terms, exercisable after the expiration of five years from the Date of Grant.

5.6No Right to Award.  The adoption of the Plan shall not be deemed to give any person a right to be granted an Award.

SECTION 6.TERMS AND CONDITIONS OF OPTIONS

All Options granted under the Plan shall comply with, and the related Option Agreements shall be deemed to include and be subject to, the terms and conditions set forth in this Section 6 (to the extent each term and condition applies to the form of Option) and also to the terms and conditions set forth in Section 8.1 and Section 9; provided, however, that the Committee may authorize an Option Agreement that expressly contains terms and provisions that differ from the terms and provisions of Section 8.  The Committee may also authorize an Option Agreement that contains any or all of the terms and provisions of Sections 8.2 and 8.3 or that contains terms and provisions dealing with similar subject matter differently than do those Sections; nevertheless, the terms and provisions of Section 8.2 or 8.3 (or any such differing term or provision) shall apply to an Option Agreement unless the Option Agreement expressly states that such term or provision shall not apply.

6.1Number of Shares.  Each Option Agreement shall state the total number of shares of Stock to which it relates.

6.2Vesting.  Each Option Agreement shall state the time, periods or other conditions on which the right to exercise the Option or a portion thereof shall vest and the number (or method of determining the number) of shares of Stock for which the right to exercise the Option shall vest at each such time, period or satisfaction of condition.

6.3Expiration of Options.  Non-statutory Options and Incentive Options may be exercised during the term determined by the Committee and set forth in the Option Agreement; provided that no Incentive Option shall be exercised after the expiration of a period of ten (10) years commencing on the Date of Grant of the Incentive Option.

6.4Exercise Price.  Each Option Agreement shall state the exercise price per share of Stock (the “Exercise Price”).  The exercise price per share of Stock subject to an Incentive Option shall not be less than the greater of (a) the par value per share of the Stock or (b) 100% of the Fair Market Value per share of the Stock on the Date of Grant of the Option.  The exercise price per share of Stock subject to a Non-statutory Option shall not be less than the greater of (a) the par value per share of the Stock or (b) 100% of the Fair Market Value per share of the Stock on the Date of Grant of the Option.

6.5Method of Exercise.  Each Option shall be exercisable only by written, recorded electronic or other notice of exercise in the manner specified by the Committee from time to time (the “Exercise Notice”) delivered to the Corporation or to the Person designated by the Committee during the term of the Option, which notice shall (a) state the number of shares of Stock with respect to which the Option is being exercised, (b) be signed or otherwise given by the Holder of the Option or by the person authorized to exercise the Option in the event of the Holder’s death or disability, (c) be accompanied by payment of the Exercise Price for all shares of Stock for which the Option is exercised, unless provision for the payment of the Exercise Price has been made pursuant to Section 6.7 or 6.8 or in another manner permitted by law and approved in advance by the Committee, and (d) include such other information, instruments, and documents as may be required to satisfy any other condition to exercise contained in the Option Agreement.  The Option shall not be deemed to have been exercised unless all of the requirements of the preceding provisions of this Section 6.5 have been satisfied.

6.6Incentive Option Exercises.  During the Holder’s lifetime, only the Holder may exercise an Incentive Option.  The Holder of an Incentive Option shall immediately notify the Corporation in writing of any disposition of the Stock acquired pursuant to the Incentive Option that would disqualify the Incentive Option from the incentive option tax treatment afforded by Section 422 of the Code. The notice shall state the number of shares disposed of, the dates of acquisition and disposition of the shares, and the consideration received upon that disposition.

6.7Medium and Time of Payment.  The Exercise Price of an Option shall be payable in full upon the exercise of the Option (a) in cash or by an equivalent means (such as that specified in Section 6.8) acceptable to the Committee, (b) on the Committee’s prior consent, with shares of Stock owned by the Holder (including shares received upon exercise of the Option or restricted shares already held by the Holder) and having a Fair Market Value at least equal to the aggregate Exercise Price payable in connection with such exercise, or (c) by any combination of clauses (a) and (b).  If the Committee chooses to accept shares of Stock in payment of all or any portion of the Exercise Price, then (for purposes of payment of the Exercise Price) those shares of Stock shall be deemed to have a cash value equal to their aggregate Fair Market Value determined as of the date of the delivery of the Exercise Notice.  If the Committee elects to accept shares of restricted Stock in payment of all or any portion of the Exercise Price, then an equal number of shares issued pursuant to the exercise shall be restricted on the same terms and for the restriction period remaining on the shares used for payment.

6.8Limitation on Aggregate Value of Shares That May Become First Exercisable During any Calendar Year Under an Incentive Option.  With respect to any Incentive Option granted under this Plan, the aggregate Fair Market Value of shares of Stock subject to an Incentive Option and the aggregate Fair Market Value of shares of Stock or stock of any Subsidiary (or a predecessor of the Corporation or a Subsidiary) subject to any other incentive stock option (within the meaning of Section 422 of the Code) of the Corporation or its Subsidiaries (or a predecessor corporation of any such corporation) that first become purchasable by a Holder in any calendar year may not (with respect to that Holder) exceed $100,000, or such other amount as may be prescribed under Section 422 of the Code or applicable regulations or rulings from time to time.  As used in the previous sentence, Fair Market Value shall be determined as of the date the Incentive Option is granted.  For purposes of this Section 6.8

“predecessor corporation” means (a) a corporation that was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that Section had been effected) with the Corporation, (b) a corporation which, at the time the new incentive stock option (within the meaning of Section 422 of the Code) is granted, is a Subsidiary of the Corporation or a predecessor corporation of any such corporations, or (c) a predecessor corporation of any such corporations.  Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

6.9No Fractional Shares.  The Corporation shall not in any case be required to sell, issue, or deliver a fractional share with respect to any Option. In lieu of the issuance of any fractional share of Stock, the Corporation shall pay to the Holder an amount in cash equal to the same fraction (as the fractional Stock) of the Fair Market Value of a share of Stock determined as of the date of the applicable Exercise Notice.

6.10Modification, Extension and Renewal of Options.  Subject to the terms and conditions of and within the limitations of the Plan and any applicable law, and any consent required by the last two sentences of this Section 6.10, the Committee may (a) modify, extend or renew outstanding Options granted under the Plan, (b) accept the surrender of Options outstanding hereunder (to the extent not previously exercised) and authorize the granting of new Options in substitution for outstanding Options (to the extent not previously exercised), and (c) amend the terms of an Incentive Option at any time to include provisions that have the effect of changing the Incentive Option to a Non-statutory Option.  Notwithstanding anything herein, the Committee may not “reprice” any Option.  “Reprice” means any of the following or any other action that has the same effect: (i) amending an Option to reduce its exercise price, (ii) canceling an Option at a time when its exercise price exceeds the Fair Market Value of a share of Stock in exchange for an Option, Restricted Stock Award or other equity award unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing in this Section 6.10 shall prevent the Committee from making adjustments pursuant to Section 8.  Without the consent of the Holder, the Committee may not modify any outstanding Options so as to specify a higher Exercise Price or accept the surrender of outstanding Incentive Options and authorize the granting of new Options in substitution therefor specifying a higher Exercise Price. In addition, no modification of an Option granted hereunder shall, without the consent of the Holder, materially alter or impair any rights of the Holder or materially increase the obligations of a Holder under any Option theretofore granted to that Holder under the Plan except, with respect to Incentive Options, as may be necessary to satisfy the requirements of Section 422 of the Code or as permitted in clause (c) of this Section 6.10.

6.11Other Agreement Provisions.  The Option Agreements authorized under the Plan shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and the retention or transfer of shares thereby acquired) as the Committee may deem advisable.  Each Option Agreement shall identify the Option evidenced thereby as an Incentive Option or Non-statutory Option, as the case may be, and no Option Agreement shall cover both an Incentive

Option and a Non-statutory Option.  Each Agreement relating to an Incentive Option granted hereunder shall contain such limitations and restrictions upon the exercise of the Incentive Option to which it relates as shall be necessary for the Incentive Option to which such Agreement relates to constitute an incentive stock option, as defined in Section 422 of the Code.

SECTION 7.RESTRICTED STOCK AWARDS

All Restricted Stock Awards granted under the Plan shall comply with, and the related Award Agreements shall be deemed to include, and be subject to the terms and conditions set forth in this Section 7 and also to the terms and conditions set forth in Section 8.1 and Section 9; provided, however, that the Committee may authorize an Award Agreement relating to a Restricted Stock Award that expressly contains terms and provisions that differ from the terms and provisions of Section 9.  The Committee may also authorize an Award Agreement relating to a Restricted Stock Award that contains any or all of the terms and provisions of Sections 8.2 and 8.3 or that contains terms and provisions dealing with similar subject matter differently than do those Sections; nevertheless, the terms and provisions of Section 8.2 or 8.3 (or any such differing term or provision) shall apply to an Award Agreement relating to a Restricted Stock Award unless the Award Agreement expressly states that such term or provision shall not apply.

7.1Restrictions.  All shares of Restricted Stock Awards granted or sold pursuant to the Plan shall be subject to the following conditions:

(a)Transferability.  The shares may not be sold, transferred or otherwise alienated or hypothecated until the restrictions are removed or expire.

(b)Conditions to Removal of Restrictions.  Conditions to removal or expiration of the restrictions may include, but are not required to be limited to, continuing employment or service as a director, officer, employee, consultant or advisor or achievement of performance objectives described in the Award Agreement.

(c)Legend.  Each certificate representing Restricted Stock Awards granted pursuant to the Plan shall bear a legend making appropriate reference to the restrictions imposed.

(d)Possession.  At its sole discretion, the Committee may (i) authorize issuance of a certificate for shares in the Holder’s name only upon lapse of the applicable restrictions, (ii) require the Corporation, transfer agent or other custodian to retain physical custody of the certificates representing Restricted Stock Awards during the restriction period and may require the Holder of the Award to execute stock powers, endorsed or in blank, for those certificates and deliver those stock powers to the Corporation, transfer agent or custodian, or (iii) may require the Holder to enter into an escrow agreement providing that the certificates representing Restricted Stock Awards granted or sold pursuant to the Plan shall remain in the physical custody of an escrow holder until all restrictions are removed or expire.  The Corporation may issue shares subject to stop-transfer restrictions or may issue such shares subject only to the restrictive legend described in subparagraph 7.1(c).

(e)Other Conditions.  The Committee may impose other conditions on any shares granted or sold as Restricted Stock Awards pursuant to the Plan as it may deem advisable, including, without limitation, (i) restrictions under the Securities Act or Exchange Act, (ii) the requirements of any securities exchange upon which the shares or shares of the same class are then listed, and (iii) any state securities law applicable to the shares.

7.2Expiration of Restrictions.  The restrictions imposed in Section 7.1 on Restricted Stock Awards shall lapse as determined by the Committee and set forth in the applicable Award Agreement, and the Corporation shall promptly cause to be delivered to the Holder of the Restricted Stock Award a certificate representing the number of shares for which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions; provided that (i) a minimum of a one year restriction period shall exist on all Restricted Stock Awards, and (ii) a minimum of a three year restriction period shall exist with respect to any Restricted Stock Award granted solely by reason of tenure of the Holder (provided that a Restricted Stock Award granted solely by reason of tenure may vest in equal thirds, annually, so long as the minimum restriction period for the first vesting period is at least one year).  Subject to the limitations set forth above, each Restricted Stock Award may have a different restriction period, in the discretion of the Committee.  The Committee may, in its discretion, prospectively reduce the restriction period applicable to a particular Restricted Stock Award in the event of the death, disability or retirement of the Holder.  The foregoing notwithstanding, no restriction not required by law shall remain in effect for more than ten years after the date of the Award.

7.3[reserved]

7.4Rights as Stockholder.  Subject to the provisions of Sections 7.1, the Committee may, in its discretion, determine what rights, if any, the Holder shall have with respect to the Restricted Stock Awards granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

7.5Other Agreement Provisions.  The Award Agreements relating to Restricted Stock Awards shall contain such provisions in addition to those required by the Plan as the Committee may deem advisable.

SECTION 8.ADJUSTMENT PROVISIONS

The Committee may authorize an Award that contains any or all of the terms and provisions of this Section 7 or, with respect to Sections 8.2 and 8.3, that contains terms and provisions dealing with similar subject matter differently than do those Sections; nevertheless, the terms and provisions of Section 8.2 or 8.3 (or any such differing term or provision) shall apply to an Award Agreement unless the Award Agreement expressly states that such term or provision shall not apply.

8.1Adjustment of Awards and Authorized Stock.  The terms of an Award and the number of shares of Stock authorized pursuant to Section 3.1 for issuance under the Plan shall be subject to adjustment, from time to time, in accordance with the following provisions:

(a)If at any time or from time to time, the Corporation shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (i) the maximum number of shares of Stock available for the Plan as provided in Section 3.1 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, and (iii) the price (including Exercise Price) for each share of Stock (or other kind of shares or unit of other securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(b)If at any time or from time to time the Corporation shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (i) the maximum number of shares of Stock available for the Plan as provided in Section 3.1 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, and (iii) the price (including Exercise Price) for each share of Stock (or other kind of shares or unit of other securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(c)Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 8.1, the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash or property purchasable subject to each Award after giving effect to the adjustments.  The Committee shall promptly give each Holder such a notice.

(d)Adjustments under Section 8.1(a) and 8.1(b) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive.  No fractional interest shall be issued under the Plan on account of any such adjustments.

8.2Changes in Control.  Upon the occurrence of a Change in Control for Awards held by Participants who are employees or directors of the Corporation (and their permitted transferees pursuant to Section 4.3 above):  (a) all outstanding Options shall immediately become fully vested and exercisable in full, including that portion of any Option that pursuant to the terms and provisions of the applicable Award Agreement had not yet become exercisable (the total number of shares of Stock  as to which an Option is exercisable upon the occurrence of a

Change in Control is referred to herein as the “Total Shares”); and (b) the restriction period of any Restricted Stock Award shall immediately be accelerated and the restrictions expire.  If a Change in Control involves a Restructure or occurs in connection with a series of related transactions involving a Restructure and if such Restructure is in the form of a Non-Surviving Event and as a part of such Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then the Holder of an Award shall be entitled to purchase or receive (in lieu of the Total Shares that the Holder would otherwise be entitled to purchase or receive), as appropriate for the form of Award, the number of shares of stock, other securities, cash or property, to which such Holder would have been entitled, upon the same terms, conditions and restrictions of the Award as existed immediately before the consummation of the Restructure.  Nothing in this Section 8.2 shall impose on a Holder the obligation to exercise any Award immediately before or upon the Change of Control, and, unless otherwise provided in the Award Agreement relating to the Award, no Holder shall forfeit the right to exercise the Award during the remainder of the original term of the Award because of a Change in Control or because the Holder’s employment is terminated for any reason following a Change in Control.

8.3Restructure and No Change of Control.  In the event a Restructure should occur at any time while there is any outstanding Award hereunder and that Restructure does not occur in connection with a Change in Control or in connection with a series of related transactions involving a Change in Control, then:

(a)no outstanding Options shall immediately become fully vested and exercisable in full merely because of the occurrence of the Restructure; and

(b)the restriction period of any Restricted Stock Award shall not immediately be accelerated nor shall the restrictions expire merely because of the occurrence of the Restructure.

The Corporation shall promptly notify each Holder of any election or action taken by the Corporation under this Section 8.3.  In the event of any election or action taken by the Corporation pursuant to this Section 8.3 that requires the amendment or cancellation of any Award Agreement as may be specified in any notice to the Holder thereof, that Holder shall promptly deliver that Award Agreement to the Corporation in order for that amendment or cancellation to be implemented by the Corporation and the Committee.  The failure of the Holder to deliver any such Award Agreement to the Corporation as provided in the preceding sentence shall not in any manner affect the validity or enforceability of any action taken by the Corporation and the Committee under this Section 8.3, including, without limitation, any redemption of an Award as of the consummation of a Restructure.  Any cash payment to be made by the Corporation pursuant to this Section 8.3 in connection with the redemption of any outstanding Awards shall be paid to the Holder thereof currently with the delivery to the Corporation of the Award Agreement evidencing that Award; provided, however, that any such redemption shall be effective upon the consummation of the Restructure notwithstanding that the payment of the redemption price may occur subsequent to the consummation.  If all or any portion of an outstanding Award is to be exercised upon or after the consummation of a Restructure that is in the form of a Non-Surviving Event and as a part of that Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then the Holder of the Award shall thereafter be entitled to purchase or receive (in lieu of the number of shares of Stock that the Holder would otherwise be entitled to purchase or receive) the number of shares of stock, other securities, cash or property to which such number of shares of Stock would have been entitled, upon the same terms, conditions and restrictions of the Award as existed immediately before the consummation of the Restructure.

8.4Notice of Change in Control or Restructure.  The Corporation shall attempt to keep all Holders informed with respect to any Change in Control or Restructure or of any potential Change in Control or Restructure to the same extent that the Corporation’s stockholders are informed by the Corporation of any such event or potential event.

SECTION 9.ADDITIONAL PROVISIONS

9.1Termination of Employment.  Subject to the last sentence of Section 8.2, if a Holder is an Eligible Individual because the Holder is an Employee and if that employment relationship is terminated for any reason other than Retirement or that Holder’s death or Disability, then the following provisions shall apply to all Awards held by that Holder that were granted because that Holder was an Employee:

(a)If the termination is by the Holder’s employer, then the following provisions shall apply: (i) if the termination is for Cause, then that portion, if any, of any and all Awards held by that Holder that are not yet exercisable (or for which restrictions have not lapsed) as of the date of termination shall become null and void; provided, however, that the portion, if any, of any and all Awards held by that Holder which are exercisable (or for which restrictions have lapsed) as of the date of such termination shall survive such termination and shall be exercisable by such Holder for a period of the lesser of (A) the remainder of the term of the Award or (B) five (5) business days following the date of such termination; or (ii) if the termination is not for Cause, then that portion, if any, of any and all Awards held by that Holder that are not yet exercisable (or for which restrictions have not lapsed) as of the date of the termination shall become null and void as of the date of the termination; provided, however, that the portion, if any, of any and all Awards held by that Holder which are exercisable (or for which restrictions have lapsed) as of the date of such termination shall survive such termination and shall be exercisable by such Holder for a period of the lesser of (A) the remainder of the term of the Award or (B) 365 days following the date of such termination.

(b)If such termination is by the Holder, then, unless otherwise agreed to by the Corporation, any and all Awards held by that Holder, whether or not then exercisable and whether or not restrictions thereon have lapsed (except in full), shall become null and void as of the date of the termination.

9.2Other Loss of Eligibility.  If a Holder is an Eligible Individual because the Holder is serving in a capacity other than as an Employee and if that capacity is terminated for any reason other than the Holder’s death, then that portion, if any, of any and all Awards held by the Holder that were granted because of that capacity which are not yet exercisable (or for which restrictions have not lapsed) as of the date of the termination shall become null and void as of the date of the termination; provided, however, that the portion, if any, of any and all of the Awards held by the Holder that are exercisable (or for which restrictions have lapsed) as of the date of the termination shall survive the termination and shall be exercisable by such Holder for a period of the lesser of (a) the remainder of the term of the Award or (b) 180 days following the date of such termination.

9.3Death.  Upon the death of a Holder, then any and all Awards held by the Holder, including those portions of the Awards that pursuant to the terms and provisions of the applicable Award Agreement had not yet become exercisable, shall immediately become fully vested and exercisable in full by the Holder, his guardians or his legal representatives, legatees or distributees for a period of the lesser of (a) the remainder of the term of the Award or (b) one year following the date of the Holder’s death.  Any portion of an Award not exercised upon the expiration of the periods specified in (a) or (b) shall be null and void.  Except as expressly provided in this Section 9.3, all Awards held by a Holder shall not be exercisable after the death of that Holder.

9.4Retirement.  If a Holder is an Eligible Individual because the Holder is an Employee and if that employment relationship is terminated by reason of the Holder’s Retirement, then the portion, if any, of any and all Awards held by the Holder that are not yet exercisable (or for which restrictions have not lapsed) as of the date of that retirement shall become null and void as of the date of retirement; provided, however, that the portion, if any, of any and all Awards held by the Holder that are exercisable as of the date of that Retirement shall survive the Retirement and shall be exercisable by such Holder for a period of the lesser of (a) the remainder of the terms of the Award or (b) 180 days following the date of retirement.

9.5Disability.  If a Holder is an Eligible Individual because the Holder is an Employee and if that employment relationship is terminated by reason of the Holder’s Disability, then any and all Awards held by the Holder, including those portions of the Awards that pursuant to the terms and provisions of the applicable Award Agreement had not yet become exercisable (or for which restrictions had not lapsed), shall immediately become fully vested and exercisable in full by the Holder, his guardians or his legal representatives for a period of the lesser of (a) the remainder of the term of the Award or (b) one year following the date on which the Holder’s employment is terminated due to such Holder’s Disability. “Disability” shall have the meaning given it in the employment agreement of the Holder; provided, however, that if that Holder has no employment agreement, “Disability” shall mean a physical or mental impairment of sufficient severity that, in the opinion of the Corporation, either the Holder is unable to continue performing the duties he performed before such impairment or the Holder’s condition entitles him to disability benefits under any insurance or employee benefit plan of the Corporation or its Subsidiaries and that impairment or condition is cited by the Corporation as the reason for termination of the Holder’s employment.

9.6Leave of Absence.  With respect to an Award, the Committee may, in its sole discretion, determine that any Holder who is on leave of absence for any reason will be considered to still be in the employ of the Corporation, provided that rights to that Award during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

9.7Transferability of Awards.  In addition to such other terms and conditions as may be included in a particular Award Agreement, an Award requiring exercise shall be exercisable during a Holder’s lifetime only by that Holder or by that Holder’s guardian or legal representative.  An Award requiring exercise shall not be transferrable other than by will or the laws of descent and distribution, except as permitted in accordance with Section 4.3.

9.8Forfeiture and Restrictions on Transfer.  Each Award Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of the Stock acquired pursuant to an Award or otherwise and may also provide for those restrictions on the transferability of shares of the Stock acquired pursuant to an Award or otherwise that the Committee in its sole and absolute discretion may deem proper or advisable.  The conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Holder render substantial services to the Corporation or its Subsidiaries for a specified period of time, and/or agreements regarding non-competition with the Corporation and its Subsidiaries. The restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Corporation and stockholders of the Corporation other than the Holder of such shares of Stock who is a party to the particular Award Agreement or a subsequent holder of the shares of Stock who is bound by that Award Agreement.

9.9Delivery of Certificates of Stock.  Subject to Section 9.10, the Corporation shall promptly issue and deliver a certificate representing the number of shares of Stock as to which (a) an Option has been exercised after the Corporation receives an Exercise Notice and upon receipt by the Corporation of the Exercise Price and any tax withholding as may be requested; and (b) restrictions have lapsed with respect to a Restricted Stock Award and upon receipt by the Corporation of any tax withholding as may be requested.  The value of the shares of Stock, cash or notes transferable because of an Award under the Plan shall not bear any interest owing to the passage of time, except as may be otherwise provided in an Award Agreement.  If a Holder is entitled to receive certificates representing Stock received for more than one form of Award under the Plan, separate Stock certificates shall be issued with respect to each such Award and for Incentive Options and Non-statutory Stock Options separately.

9.10Conditions to Delivery of Stock.  Nothing herein or in any Award granted hereunder or any Award Agreement shall require the Corporation to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect.  At the time of any exercise of an Option, or at the time of any grant of a Restricted Stock Award, the Corporation may, as a condition precedent to the exercise of such Option or vesting of any Restricted Stock Award, require from the Holder of the Award (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the Holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by that Holder (or in the event of the Holder’s death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

9.11Securities Act Legend.  Certificates for shares of Stock, when issued, may have the following legend, or statements of other applicable restrictions endorsed thereon and may not be immediately transferable:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

This legend shall not be required for shares of Stock issued pursuant to an effective registration statement under the Securities Act, if any.

9.12Legend for Restrictions on Transfer.  Each certificate representing shares issued to a Holder pursuant to an Award granted under the Plan shall, if such shares are subject to any transfer restriction, including a right of first refusal, provided for under this Plan or an Award Agreement, bear a legend that complies with applicable law with respect to the restrictions on transferability contained in this Section 9.12, such as:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY IMPOSED BY THAT CERTAIN INSTRUMENT ENTITLED “CIRCLE ENERGY, INC. LONG-TERM INCENTIVE PLAN” AS ADOPTED BY CIRCLE ENERGY, INC. (THE “CORPORATION”) ON ______________, 20__, AND AN AGREEMENT THEREUNDER BETWEEN THE CORPORATION AND [HOLDER] DATED ___________, ______, AND MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF EXCEPT AS THEREIN PROVIDED.  THE CORPORATION WILL FURNISH A COPY OF SUCH INSTRUMENT AND AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

9.13Rights as a Stockholder.  A Holder shall have no right as a stockholder with respect to any shares covered by his or her Award until a certificate representing those shares is issued in his or her name.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is before the date that certificate is issued, except as contemplated by Section 8.  Nevertheless, dividends and dividend equivalent rights may be extended to and made part of any Award denominated in Stock or units of Stock, subject to such terms, conditions, and restrictions as the Committee may establish.  The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Stock or units of Stock.

9.14Information.  Each Holder shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

9.15Obligation to Exercise.  The granting of an Award hereunder shall impose no obligation upon the Holder to exercise the same or any part thereof.

9.16Adjustments to Awards.  Subject to applicable law and the general limitations set forth in Sections 6, and 8, the Committee may make any adjustment to or the terms of a Non-statutory Option by canceling an outstanding Non-statutory Option and regranting a Non-statutory Option. Such adjustment shall be made by amending, substituting or regranting an outstanding Non-statutory Option.  Such amendment, substitution or regrant may result in terms and conditions that differ from the terms and conditions of the original Non-statutory Option. Notwithstanding anything herein, the Committee may not “reprice” any Option.  “Reprice” means any of the following or any other action that has the same effect: (i) amending an Option to reduce its exercise price, (ii) canceling an Option at a time when its exercise price exceeds the Fair Market Value of a share of Stock in exchange for an Option, Restricted Stock Award or other equity award unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles.  In addition, the Committee may not impair the rights of any Holder to previously granted Non-statutory Options without that Holder’s consent.  If such action is effected by amendment, the effective date of such amendment shall be the date of the original grant. Notwithstanding the above, with respect to Performance Awards that are subject to Section 409A of the Code, the Committee shall not have the authority to accelerate or postpone the timing or settlement of a Performance Award in a manner that would cause such award to become subject to the interest and penalty provisions under Section 409A of the Code.

9.17Remedies.  The Corporation and a Holder shall be entitled to recover from the other party reasonable attorneys’ fees incurred in connection with the enforcement of the terms and provisions of the Plan and any Award Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

9.18Information Confidential.  As partial consideration for the granting of each Award hereunder, the Holder shall agree with the Corporation that the Holder will keep confidential all information and knowledge that the Holder has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder’s spouse, tax, legal and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration that breach in determining whether to recommend the grant of any future Award to that Holder, as a factor militating against the advisability of granting any such future Award to that individual.  The provisions of this Section 9.18 shall be included in each Award Agreement.

9.19Consideration.  No Option shall be exercisable and no restriction on any Restricted Stock Award shall lapse unless and until the Holder shall have paid cash or property to, or performed services for and/or provided value to, the Corporation or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

9.20Payment of Taxes.  The Committee may, in its discretion, require a Holder to pay to the Corporation (or the Corporation’s Subsidiary if the Holder is an employee of a Subsidiary of the Corporation), at the time of the exercise of an Award, the amount that the Committee deems necessary to satisfy the Corporation’s or its Subsidiary’s current or future obligation to withhold federal, state or local income or other taxes that the Holder incurs by exercising an Award.

9.21Claw-back.  If any Holder is substantially responsible for negligence that materially and negatively impacts the Corporation, an Award benefit realized by such Holder during the period commencing in the two (2) years preceding such negligence will be immediately due and payable by such Holder to the Corporation.   The Holder will be considered substantially responsible if there was a failure to conduct his or her responsibilities with the degree of skill and care an ordinary prudent person in a like position would exercise under similar circumstances.

SECTION 10. DURATION AND AMENDMENT OF PLAN

10.1Duration.  No Awards may be granted hereunder after the date that is ten (10) years from the date of this Plan.

10.2Amendment.  The Board of Directors may (insofar as permitted by law and applicable regulations), with respect to any shares which, at the time, are not subject to Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, and may amend any provision of the Plan or any Award Agreement to make the Plan or the Award Agreement, or both, comply with Section 16(b) of the Exchange Act and the exemptions therefrom, the Code, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the regulations promulgated under the Code or ERISA, or any other law, rule or regulation that may affect the Plan.  The Board of Directors may also amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in other legal requirements applicable to the

Corporation or the Plan or for any other purpose permitted by law.  The Plan may not be amended without the consent of the holders of a majority of the shares of Stock then outstanding to increase materially the aggregate number of shares of Stock that may be issued under the Plan (except for adjustments pursuant to Section 8 of the Plan).

SECTION 11. GENERAL

11.1Application of Funds.  The proceeds received by the Corporation from the sale of shares pursuant to Awards shall be used for general corporate purposes.

11.2Right of the Corporation and Subsidiaries to Terminate Employment.  Nothing contained in the Plan or in any Award Agreement shall confer upon any Holder the right to continue in the employ of the Corporation or any Subsidiary, or interfere in any way with the rights of the Corporation or any Subsidiary to terminate his or her employment at any time.

11.3No Liability for Good Faith Determinations.  Neither the members of the Board of Directors, any member of the Committee nor any individual that the Committee has delegated duties to pursuant to Section 4.1. above shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any Award granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys’ fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Corporation, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.  This right to indemnification shall be in addition to, and not a limitation on, any other indemnification rights any member of the Board of Directors or the Committee may have.

11.4Other Benefits.  Participation in the Plan shall not preclude the Holder from eligibility in any other stock or stock option plan of the Corporation or any Subsidiary or any old age benefit, insurance, pension, profit sharing, retirement, bonus or other extra compensation plans that the Corporation or any Subsidiary has adopted or may, at any time, adopt for the benefit of its Employees.  Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

11.5Exclusion from Pension and Profit-Sharing Compensation.  By acceptance of an Award (whether in Stock or cash), as applicable, each Holder shall be deemed to have agreed that the Award is special incentive compensation that will not be taken into account in any manner as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Corporation or any Subsidiary.  In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that the Award will not affect the amount of any life insurance coverage, if any, provided by the Corporation or a Subsidiary on the life of the Holder that is payable to the beneficiary under any life insurance plan covering employees of the Corporation or any Subsidiary.

11.6Execution of Receipts and Releases.  Any payment of cash or any issuance or transfer of shares of Stock or other property to the Holder, or to his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Holder, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

11.7Unfunded Plan.  Insofar as it provides for Awards of cash and Stock, the Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Holders who are entitled to cash, Stock, other property or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience.  The Corporation shall not be required to segregate any assets that may at any time be represented by cash, Stock, other property or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Corporation nor the Board of Directors nor the Committee be deemed to be a trustee of any cash, Stock, other property or rights thereto to be granted under the Plan.  Any liability of the Corporation to any Holder with respect to a grant of cash, Stock, other property or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation nor the Board of Directors nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

11.8No Guarantee of Interests.  The Board of Directors, the Committee and the Corporation do not guarantee the Stock of the Corporation from loss or depreciation.

11.9Payment of Expenses.  All expenses incident to the administration, termination or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Corporation or its Subsidiaries; provided, however, the Corporation or a Subsidiary may recover any and all damages, fees, expenses and costs arising out of any actions taken by the Corporation to enforce its right to purchase Stock under this Plan.

11.10Corporation Records.  Records of the Corporation or its Subsidiaries regarding the Holder’s period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

11.11Information.  The Corporation and its Subsidiaries shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.

11.12Corporation Action.  Any action required of the Corporation shall be by resolution of its Board of Directors or by a person authorized to act by resolution of the Board of Directors.

11.13Severability.  If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.  If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Individuals who are subject to Section 16(b) of the Exchange Act) or Section 422 of the Code (with respect to Incentive Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 or Section 422 of the Code unless the Committee has determined that the Plan should not comply with such requirements.  With respect to Incentive Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Option cannot so qualify, that Option (to that extent) shall be deemed a Non-statutory Option for all purposes of the Plan.

11.14Notices.  Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Corporation or a Holder may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices.  Until changed in accordance herewith, the Corporation and each Holder shall specify as its and his address for receiving notices the address set forth in the Award Agreement pertaining to the shares to which such notice relates.

11.15Waiver of Notice.  Any person entitled to notice hereunder may waive such notice.

11.16Successors.  The Plan shall be binding upon the Holder, his legal representatives, heirs, legatees and distributees, upon the Corporation, its successors and assigns, and upon the Committee and its successors.

11.17Headings.  The titles and headings of Sections and Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

11.18Governing Law.  All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Nevada except to the extent Nevada law is preempted by federal law.  Questions arising with respect to the provisions of an Award Agreement that are matters of contract law shall be governed by the laws of the state specified in the Award Agreement, except to the extent Nevada corporate law conflicts with the contract law of such state, in which event Nevada corporate law shall govern.  The obligation of the Corporation to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

11.19Word Usage.  Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.